Old Republic International Corporation

NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
A. C. Zucaro: Chairman & CEO	Analysts/Investors: Marilynn Meek
(312) 346-8100	(212) 827-3773

OLD REPUBLIC REPORTS RESULTS FOR THE SECOND QUARTER AND FIRST HALF 2018

CHICAGO – July 26, 2018 – Old Republic International Corporation (NYSE: ORI) today reported the operating and net income amounts shown in the following table. Pretax operating income benefitted from improving underwriting/service income trends for General Insurance in particular, mid-single digit investment income growth, and lower debt interest costs. Post-tax operating income was affected by the same factors and a lower corporate income tax rate, while net income was additionally influenced by variations in realized investment gains and the inclusion, for the first time in 2018, of unrealized investment gains or losses of equity securities. As the consequence of some of these factors, year-over-year reported results are not fully comparable. The table following the Financial Highlights shows the impact of the pertinent factors on period-to-period comparisons.

Old Republic International Corporation

Financial Highlights (a)
	Quarters Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Operating revenues:
General insurance	$923.0	$876.7	5.3%	$1,827.8	$1,725.7	5.9%
Title insurance	598.6	565.0	6.0	1,122.3	1,092.8	2.7
Corporate and other	10.4	12.0	-13.3	22.1	24.0	-7.8
Subtotal	1,532.2	1,453.8	5.4	2,972.3	2,842.6	4.6
RFIG run-off business	25.1	38.3	-34.4	51.8	79.4	-34.7
Total	$1,557.3	$1,492.1	4.4%	$3,024.2	$2,922.1	3.5%
Pretax operating income (loss):
General insurance	$90.7	$62.7	44.6%	$174.0	$156.4	11.2%
Title insurance	60.9	65.0	-6.3	90.4	105.5	-14.3
Corporate and other	7.9	4.8	64.1	14.4	5.9	142.0
Subtotal	159.5	132.6	20.3	278.9	267.9	4.1
RFIG run-off business	13.7	6.8	100.6	24.7	21.3	15.8
Total	173.3	139.4	24.3%	303.7	289.3	5.0%
Pretax investment gains (losses):
Realized from actual sale transactions	32.0	6.8		47.5	21.7
Unrealized from changes in fair value
of equity securities	41.3	-		(110.6)	-
Total realized and unrealized	73.3	6.8		(63.1)	21.7
Consolidated pretax income (loss)	246.6	146.3		240.6	311.0
Income taxes (credits)	48.8	44.6		38.7	96.2
Net income (loss)	$197.7	$101.6	94.6%	$201.8	$214.7	-6.0%
Components of post-tax diluted earnings per share:
Net operating income (loss):
General insurance	$0.24	$0.15	60.0%	$0.48	$0.37	29.7%
Title insurance	0.16	0.14	14.3	0.24	0.23	4.3
Corporate and other	0.03	0.03	-	0.06	0.05	20.0
Subtotal	0.43	0.32	34.4	0.78	0.65	20.0
RFIG run-off business	0.04	0.02	100.0	0.07	0.05	40.0
Net operating income (loss)	0.47	0.34	38.2%	0.85	0.70	21.4%
Net realized investment gains (losses)	0.08	0.01		0.12	0.04
Subtotal	0.55	0.35		0.97	0.74
Net unrealized investment gains (losses)	0.11	-		(0.29)	-
Net income (loss)	$0.66	$0.35	88.6%	$0.68	$0.74	-8.1%
Cash dividends declared per share	$0.1950	$0.1900	2.6%	$0.3900	$0.3800	2.6%
Ending book value per share				$17.08	$17.81	-4.1%

(a) Unaudited / All amounts in this report are stated in millions except per share data and percentages.

Effective January 1, 2018, two significant events have transpired that have a bearing on the year-over-year comparability of consolidated pretax income, as well as post-tax net operating and net income. The first arises from a new rule of the Financial Accounting Standards Board (“FASB”) which now requires the inclusion of unrealized investment gains or losses emanating from changes in the fair value of equity (but not fixed maturity) securities in the determination of pre and post-tax income. The second relates to a reduction of nominal Federal corporate income tax rates from 35% to 21%.

Old Republic International Corporation

To enhance the comparison of earnings among the periods reported upon, the following table shows the effects of the changed corporate income tax rates and the inclusion of unrealized fair value investment gains (losses) on equity securities in 2017 results as if the new rule applied to that year’s interim periods.

	Quarters Ended June 30,
	2018	2017		Change
Pretax operating income	$173.3	$139.4		24.3%
Income tax expense (effective rates 19.3% and 30.3%)(a)	33.4	42.2		-20.8
Net operating income	139.8	97.1		43.9%
Realized investment gains (losses) from actual sale transactions	32.0	6.8
Income tax expense (effective rates 21.0% and 35.0%)(a)	6.7	2.4
Net realized investment gains (losses)	25.2	4.4
Combined pretax operating income and realized investment gains (losses)	205.3	146.3
Income tax expense (effective rates 19.6% and 30.5%)(a)	40.1	44.6
Combined net operating income and realized investment gains (losses)	165.1	101.6
Unrealized gains (losses) from changes in fair value of equity securities	41.3	2.7	(b)
Income tax expense (effective rates 21.0% and 35.0%)(a)	8.7	0.9	(b)
Net unrealized gains (losses)	32.6	1.7	(b)
Consolidated pretax income (loss)	246.6	149.0	(b)
Income tax expense (effective rates 19.8% and 30.6%)(a)	48.8	45.6	(b)
Net income (loss)	$197.7	$103.4	(b)

	Six Months Ended June 30,
	2018	2017		Change
Pretax operating income	$303.7	$289.3		5.0%
Income tax expense (effective rates 17.1% and 30.7%)(a)	52.0	88.6		-41.3
Net operating income	251.6	200.6		25.4%
Realized investment gains (losses) from actual sale transactions	47.5	21.7
Income tax expense (effective rates 21.0% and 35.0%)(a)	9.9	7.5
Net realized investment gains (losses)	37.5	14.1
Combined pretax operating income and realized investment gains (losses)	351.2	311.0
Income tax expense (effective rates 17.7% and 31.0%)(a)	62.0	96.2
Combined net operating income and realized investment gains (losses)	289.2	214.7
Unrealized gains (losses) from changes in fair value of equity securities	(110.6)	50.7	(b)
Income tax expense (effective rates 21.0% and 35.0%)(a)	(23.3)	17.7	(b)
Net unrealized gains (losses)	(87.3)	33.0	(b)
Consolidated pretax income (loss)	240.6	361.7	(b)
Income tax expense (effective rates 16.1% and 31.5%)(a)	38.7	114.0	(b)
Net income (loss)	$201.8	$247.7	(b)

(a) Effective rates based on 2018 (21%) and 2017 (35%) nominal Federal income tax rates, respectively.
(b) Amounts for 2017 include the retroactive, “as if” inclusion of unrealized gains or losses on equity securities for that period.

The above and preceding table show both net operating and net income to highlight the effects of realized and, beginning in 2018, unrealized investment gains or losses in equity securities on period-to-period comparisons. Management uses operating income, a non-GAAP financial measure, to evaluate and better explain operating performance, believing that the measure enhances an understanding of Old Republic’s core business results. Net operating income, however, does not replace GAAP net income as a measure of total profitability.

Old Republic International Corporation

The realization of investment gains or losses can be highly discretionary due to such factors as the timing of individual securities sales, the recording of estimated losses from write-downs of impaired securities, tax-planning and tax-rate change considerations, as well as modifications in investment management judgments regarding the direction of securities markets or the future prospects of individual investees or industry sectors. The inclusion, starting in 2018, of market-driven changes in equity investments’ valuations will most likely produce greater period-to-period fluctuations in reported net income, particularly at times of significant instability or volatility in the securities markets. In any event, this FASB change has no effect on the management or evaluation of the Company’s basic operating results, nor on the determination of such critical elements as current income taxes, debt-to-equity ratios, shareholders’ equity, or insurance subsidiaries’ ability to pay dividends to the ORI holding company parent.

General Insurance Results – The table below shows the major elements affecting this segment’s performance for the interim periods reported upon.

	General Insurance Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Net premiums earned	$808.5	$769.5	5.1%	$1,599.7	$1,512.3	5.8%
Net investment income	84.4	79.1	6.8	167.7	157.9	6.2
Other income	30.0	28.0	6.9	60.3	55.4	8.9
Operating revenues	923.0	876.7	5.3	1,827.8	1,725.7	5.9
Claim costs	578.1	573.0	0.9	1,144.2	1,100.7	4.0
Sales and general expenses	236.6	225.2	5.0	474.9	437.1	8.6
Interest and other costs	17.5	15.7	11.7	34.6	31.4	10.2
Total operating expenses	832.3	814.0	2.3	1,653.8	1,569.3	5.4
Pretax operating income (loss)(a)	$90.7	$62.7	44.6%	$174.0	$156.4	11.2%

Claim ratio	71.5%	74.5%		71.5%	72.8%
Expense ratio	25.5	25.6		25.9	25.2
Composite underwriting ratio	97.0%	100.1%		97.4%	98.0%

(a)
In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $- and $0.5 of pretax operating gains for the second quarter and first half of 2018, and $12.1 and $16.6 of pretax operating losses for the second quarter and first half of 2017, respectively, were retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

With few exceptions, earned premiums grew for most types of coverages and markets served. The aggregating effects of recent years’ and continuing premium rate increases for several insurance products, along with new business production were main contributory elements to the higher premium levels. Growth stemmed primarily from commercial automobile (trucking), national accounts, auto warranty, and the various coverages offered by a new underwriting facility established in early 2015. Net investment income gained moderately in the context of a relatively stable invested asset base and fundamentally unchanged yield environment.

As the table below indicates, year-over-year claim ratios trended down in this year’s first half. Better performance was driven by Old Republic’s large books of workers’ compensation and commercial automobile (trucking) coverages in particular. The downturn in this largest of cost elements was aided by slightly lower estimates of current year claim provisions, and a lessened impact from unfavorable development of prior years’ reserve estimates.

Old Republic International Corporation

The table below shows recent annual and interim periods’ trends in prior years’ claim developments:

	Reported Claim Ratio	Effect of Prior Periods’ (Favorable)/Unfavorable Claim Reserves Development	Claim Ratio Excluding Prior Periods' Claim Reserves Development
2013	73.6%	(0.9)%	74.5%
2014	77.9	3.9	74.0
2015	74.1	1.5	72.6
2016	73.0	0.3	72.7
2017	71.8%	0.7%	71.1%
2nd Quarter 2017	74.5%	2.4%	72.1%
2nd Quarter 2018	71.5%	- %	71.5%
1st Six Months 2017	72.8%	1.9%	70.9%
1st Six Months 2018	71.5%	1.0%	70.5%

As this year is progressing, the expense ratio is staying aligned with revenue trends.

Quarterly and even annual claim provisions, and the trends they display may not be particularly meaningful indicators of future outcomes for Old Republic’s liability-oriented mix of business. Absent significant economic and insurance industry dislocations in the foreseeable future, it is currently anticipated that reported claim ratios can be expected to fall within targeted averages in the high 60 to low 70 percent range. The current mix of business should reflect an expense ratio ranging between 23 and 25 percent.

Title Insurance Results – Operating results for 2018’s interim periods were for the most part affected by slower growth of premiums and fees revenues, while claim costs and general expenses grew at a relatively quicker pace.

	Title Insurance Group
	Quarters Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Net premiums and fees earned	$588.9	$555.6	6.0%	$1,102.8	$1,073.6	2.7%
Net investment income	9.5	9.2	3.3	19.0	18.7	1.4
Other income	0.1	0.1	20.1	0.4	0.4	8.6
Operating revenues	598.6	565.0	6.0	1,122.3	1,092.8	2.7
Claim costs	17.0	11.2	51.1	29.9	22.2	34.4
Sales and general expenses	519.6	486.6	6.8	999.4	960.7	4.0
Interest and other costs	1.1	2.0	-44.2	2.4	4.2	-43.0
Total operating expenses	537.7	499.9	7.6	1,031.8	987.3	4.5
Pretax operating income (loss)	$60.9	$65.0	-6.3%	$90.4	$105.5	-14.3%

Claim ratio	2.9%	2.0%		2.7%	2.1%
Expense ratio	88.2	87.6		90.6	89.4
Composite underwriting ratio	91.1%	89.6%		93.3%	91.5%

2018 year-over-year comparisons of revenues from title premiums and fees reflected mid-single digit growth paced by independent agents’ production and a slower rise in directly-produced business. By contrast, claim costs trended higher as favorable development of prior years’ claim reserve estimates edged down. The following table shows recent trends in reported claim ratios, and the impact on each calendar period of (favorable) or unfavorable developments of prior years’ claim reserve provisions:

Old Republic International Corporation

	Reported Claim Ratio	Effect of Prior Periods’ (Favorable)/Unfavorable Claim Reserves Development	Claim Ratio Excluding Prior Periods' Claim Reserves Development
2013	6.7%	(0.2)%	6.9%
2014	5.2	(0.8)	6.0
2015	4.9	(0.6)	5.5
2016	3.8	(1.1)	4.9
2017	0.9%	(3.3)%	4.2%
2nd Quarter 2017	2.0%	(2.1)%	4.1%
2nd Quarter 2018	2.9%	(1.2)%	4.1%
1st Six Months 2017	2.1%	(2.0)%	4.1%
1st Six Months 2018	2.7%	(1.4)%	4.1%

As the first table above indicates, net investment income was essentially flat as both invested asset balances and investment yields remained relatively unchanged. The operating expense ratio was within range of expectations for this segment’s current business environment.

Old Republic International Corporation

RFIG Run-off Business Results – 2018 performance was in line with the anticipated decline of insured risk in force and concomitant reduction in net premiums earned.

	RFIG Run-off Business
	Quarters Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
A. Mortgage Insurance (MI)
Net premiums earned	$19.2	$29.1	-33.9%	$40.2	$60.5	-33.5%
Net investment income	5.2	5.0	3.1	10.3	10.3	0.4
Claim costs	6.2	10.3	-39.2	17.7	21.3	-16.6
Pretax operating income (loss)(a)	$13.8	$19.3	-28.4%	$24.6	$38.7	-36.4%

Claim ratio	32.7%	35.5%		44.2%	35.2%
Expense ratio	22.3	15.3		20.2	17.7
Composite underwriting ratio	55.0%	50.8%		64.4%	52.9%

B. Consumer Credit Indemnity (CCI)
Net premiums earned	$0.4	$3.7	-88.7%	$0.8	$7.9	-89.5%
Net investment income	0.2	0.3	-32.7	0.4	0.6	-32.6
Claim costs	0.3	15.9	-97.6	0.3	24.8	-98.5
Pretax operating income (loss)(a)	$(0.1)	$(12.5)	98.9%	$-	$(17.4)	100.3%

Claim ratio	91.2%	425.8%		44.6%	311.0%
Expense ratio	95.7	17.4		101.5	15.5
Composite underwriting ratio	186.9%	443.2%		146.1%	326.5%

C. Total MI and CCI run-off business:
Net premiums earned	$19.6	$32.9	-40.2%	$41.0	$68.4	-40.0%
Net investment income	5.4	5.3	0.8	10.8	10.9	-1.6
Claim costs	6.6	26.3	-74.6	18.1	46.1	-60.6
Pretax operating income (loss)(a)	$13.7	$6.8	100.6%	$24.7	$21.3	15.8%

Claim ratio	33.9%	80.0%		44.2%	67.4%
Expense ratio	23.9	15.6		21.9	17.5
Composite underwriting ratio	57.8%	95.6%		66.1%	84.9%

(a)
In connection with the run-off mortgage guaranty ("MI") and consumer credit indemnity ("CCI") combination, $- and $0.5 of pretax operating gains for the second quarter and first half of 2018, and $12.1 and $16.6 of pretax operating losses for the second quarter and first half of 2017, respectively, were retained by certain general insurance companies pursuant to various quota share and stop loss reinsurance agreements. All of these amounts, however, have been reclassified such that 100% of the CCI run-off business is reported in the RFIG run-off segment.

Operating results of the run-off MI and CCI business reflect the expected, continuing drop in net earned premiums from declining risk in force. For the CCI coverage in particular, the much lower premiums in this year’s interim periods resulted mostly from the elimination of a major bank business relationship which had been a significant source of both earned premiums and litigated claim costs. The ratios of MI incurred claim costs to earned premiums were reduced by 37.9 and 32.5 percentage points in this year’s second quarter and first half, respectively. For the same respective periods of 2017, the reductions amounted to 27.0 and 31.1 percentage points. In each instance, the reductions reflect favorable developments of prior years’ claim reserves.

Old Republic International Corporation

The much more favorable CCI claim ratios for this years’ second quarter and first half reflect the absence of the aforementioned litigation-induced claim costs which had burdened this book of business for many years through 2017’s third quarter. During the latter period, provision was made for the final settlement and probable disposition of all known litigated and other claim costs incurred during the Great Recession years and their aftermath.

Corporate and Other Operations – The combination of a small life and accident insurance business and the net costs associated with operations of the parent holding company and its internal services subsidiaries usually produce highly variable results. Earnings variations posted by these operations stem from volatility inherent to the small scale of the life and accident insurance line, net investment income, and net interest charges pertaining to external and intra-system financing arrangements. This year’s second quarter and first half results were enhanced by the elimination of interest costs related to outstanding debt converted into ORI common stock in March. The interplay of these various operating elements is summarized in the following table:

	Corporate and Other Operations
	Quarters Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net life and accident premiums earned	$3.0	$4.7	$6.9	$9.4
Net investment income	7.4	7.3	15.2	14.6
Other operating income	-	-	-	-
Operating revenues	10.4	12.0	22.1	24.0
Claim costs	5.5	4.2	9.0	9.2
Insurance expenses	1.0	1.7	2.4	5.5
Corporate, interest and other expenses - net	(4.0)	1.3	(3.7)	3.2
Total operating expenses	2.5	7.2	7.7	18.0
Pretax operating income (loss)	$7.9	$4.8	$14.4	$5.9

Old Republic International Corporation

Consolidated Results – The above summarized operating results of Old Republic’s segmented business are reflected in the following consolidation of accounts.

	ORI Consolidated
	Quarters Ended June 30,			Six Months Ended June 30,
	2018	2017	Change	2018	2017	Change
Net premiums and fees earned	$1,420.2	$1,362.8	4.2%	$2,750.6	$2,663.9	3.3%
Net investment income	106.9	101.0	5.8	212.7	202.3	5.1
Other income	30.1	28.2	7.0	60.7	55.8	8.9
Operating revenues	1,557.3	1,492.1	4.4	3,024.2	2,922.1	3.5
Claim costs	607.3	614.8	-1.2	1,201.4	1,178.2	2.0
Sales and general expenses	766.6	721.7	6.2	1,494.7	1,422.0	5.1
Interest and other costs	10.0	16.0	-37.8	24.4	32.5	-24.9
Total operating expenses	1,384.0	1,352.7	2.3	2,720.5	2,632.8	3.3
Pretax operating income (loss)	173.3	139.4	24.3	303.7	289.3	5.0
Income taxes (credits)	33.4	42.2	-20.8	52.0	88.6	-41.3
Net operating income (loss)	139.8	97.1	43.9%	251.6	200.6	25.4%
Realized investment gains (losses) from actual sale transactions	32.0	6.8		47.5	21.7
Income tax expense (credits)	6.7	2.4		9.9	7.5
Net realized investment gains (losses) after tax	25.2	4.4		37.5	14.1
Unrealized investment gains (losses) from changes in fair value of equity securities	41.3	-		(110.6)	-
Income tax expense (credits)	8.7	-		(23.3)	-
Net unrealized investment gains (losses) after tax	32.6	-		(87.3)	-
Net realized and unrealized investment gains (losses)	57.9	4.4		(49.7)	14.1
Net income (loss)	$197.7	$101.6	94.6%	$201.8	$214.7	-6.0%

Claim ratio	42.8%	45.1%	43.7%	44.2%
Expense ratio	51.5	50.7	51.8	51.0
Composite underwriting ratio	94.3%	95.8%	95.5%	95.2%

Consolidated operating cash flow			$287.3	$259.0	10.9%

Consolidated operating cash flow was additive to investable funds and operating needs in the amount of $287.3 and $259.0 for the first six months of 2018 and 2017, respectively. Excluding inherently negative operating cash flows in the RFIG run-off business, these amounts would have been $307.4 and $319.9, respectively.

Old Republic International Corporation

The sum-total of Old Republic's segmented results is represented by the following major components of pretax consolidated income:

	Quarters Ended June 30,			Six Months Ended June 30,
Pretax operating income:	2018	2017	Change	2018	2017	Change
Underwriting and related services:
All segments except RFIG	$68.0	$52.9	28.4%	$101.4	$109.0	-7.0%
RFIG run-off	8.3	1.4	N/M	13.9	10.3	34.2
Subtotal	76.3	54.4	40.3	115.3	119.4	-3.5
Net investment income	106.9	101.0	5.8	212.7	202.3	5.1
Interest and other costs	(10.0)	(16.0)	-37.8	(24.4)	(32.5)	-24.9
Total	173.3	139.4	24.3%	303.7	289.3	5.0%
Realized investment gains (losses) from actual sale transactions	32.0	6.8		47.5	21.7
Unrealized investment gains (losses) from changes in fair value of equity securities	41.3	-		(110.6)	-
Consolidated pretax income (loss)	$246.6	$146.3		$240.6	$311.0

Cash, Invested Assets, and Shareholders' Equity – The table below shows Old Republic's consolidated cash and invested assets as well as the shareholders' equity balances at the dates shown.

		Cash, Invested Assets, and Shareholders' Equity
					% Change
		June 30,	December 31,	June 30,	June '18/	June '18/
		2018	2017	2017	Dec. '17	June '17
	Cash and invested assets:
	Invested assets, carried at fair value	$12,015.8	$12,468.9	$12,156.3	-3.6%	-1.2%
	Held to maturity, carried at amortized cost	1,056.2	1,067.4	1,071.7	-1.1	-1.4
	Total per balance sheet	$13,072.0	$13,536.4	$13,228.0	-3.4%	-1.2%
	Total at original cost for all	$12,643.1	$12,783.4	$12,514.4	-1.1%	1.0%

Shareholders' equity:	Total	$5,103.4	$4,733.3	$4,650.8	7.8%	9.7%
	Per common share	$17.08	$17.72	$17.81	-3.6%	-4.1%

	Composition of shareholders' equity per share:
	Equity before items below	$16.37	$16.26	$16.37	0.7%	- %
	Unrealized investment gains (losses) and other
	accumulated comprehensive income (loss)	0.71	1.46	1.44
	Total	$17.08	$17.72	$17.81	-3.6%	-4.1%

	Segmented composition of shareholders' equity per share:
	Excluding run-off segment	$15.63	$16.14	$16.44	-3.2%	-4.9%
	RFIG run-off segment	1.45	1.58	1.37
	Consolidated total	$17.08	$17.72	$17.81	-3.6%	-4.1%

Old Republic's invested assets portfolio is directed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of the insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, as well as the long-term stability of the subsidiaries’ capital accounts. To this end, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, hybrid securities, or illiquid private equity and hedge fund investments. Moreover, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

Old Republic International Corporation

As of June 30, 2018, the consolidated investment portfolio reflected an allocation of approximately 75% to fixed-maturity and short-term investments, and 25% to high quality, dividend-paying equity securities. The asset quality of the fixed maturity portfolio has remained at high levels.

Changes in shareholders' equity per share are reflected in the following table. As shown, these resulted mostly from net income, dividend payments to shareholders, and changes in the value of invested assets carried at fair value.

	Shareholders' Equity Per Share
	Quarter Ended June 30,	Six Months Ended June 30,		Year Ended Dec. 31,
	2018	2018	2017	2017
Beginning balance	$16.82	$17.72	$17.16	$17.16
Changes in shareholders' equity:
Post-tax net operating income (loss)	0.47	0.87	0.77	1.21
Post-tax net realized investment gains (losses)	0.08	0.13	0.05	0.93
Post-tax net unrealized investment gains (losses) on securities carried at fair value:
Reported in net income (loss)	0.11	(0.3)	-	-
Reported as other comprehensive income (loss)	(0.2)	(0.6)	0.18	0.28
Subtotal	(0.1)	(0.9)	0.18	0.28
Total post-tax realized and unrealized investment gains (losses)	0.02	(0.7)	0.23	1.21
Cash dividends (a)	(0.1950)	(0.3900)	(0.3800)	(1.7600)
Debt conversion, stock issuance, and other transactions	0.0	(0.4)	0.0	(0.1)
Net change	0.26	(0.6)	0.65	0.56
Ending balance	$17.08	$17.08	$17.81	$17.72
Percentage change for the period	1.5%	-3.6%	3.8%	3.3%

(a) Full year 2017 includes a special cash dividend of $1.00 per share.

Capitalization – The following table shows the components of ORI’s total capitalization. The most significant change during the fiscal twelve-months ended June 30, 2018 relates to the completed conversion of the 3.75% convertible senior notes into ORI common stock in March 2018.

	Capitalization
	June 30,	December 31,	June 30,
	2018	2017	2017
Debt:
3.75% Convertible Senior Notes due 2018	$-	$470.6	$548.6
4.875% Senior Notes due 2024	396.5	396.2	395.9
3.875% Senior Notes due 2026	545.4	545.1	544.8
ESSOP debt	-	4.2	4.2
Other miscellaneous debt with an average yield of 3.13%	32.4	32.4	32.4
Total debt	974.4	1,448.7	1,526.1
Common shareholders' equity	5,103.4	4,733.3	4,650.8
Total capitalization	$6,077.9	$6,182.0	$6,176.9

Capitalization ratios:
Debt	16.0%	23.4%	24.7%
Common shareholders' equity	84.0	76.6	75.3
Total	100.0%	100.0%	100.0%

Managing Old Republic's Insurance Business for the Long-Run

Old Republic International Corporation

The insurance business is distinguished from most others in that the prices (premiums) charged for various insurance products are set without certainty of the ultimate claim costs that will emerge, often many years after issuance and expiration of a policy. Old Republic's business is therefore conducted with a primary focus on achieving favorable underwriting results over cycles, and on the maintenance of financial soundness in support of its insurance subsidiaries' long-term obligations to insurance beneficiaries.

In this light, the Company's affairs are managed for the long run and without significant regard to the arbitrary strictures of quarterly or even annual reporting periods that American industry must observe. In Old Republic's view, such short reporting time frames do not comport well with the long-term nature of much of its business. Management therefore believes that the Company's operating results and financial condition can best be evaluated by observing underwriting and overall operating performance trends over succeeding five- or preferably ten-year intervals. A ten-year period in particular can likely encompass at least one economic and/or underwriting cycle and thereby provide an appropriate time frame for such cycle to run its course, and for premium rate changes and reserved claim costs to be quantified and emerge in financial results with greater finality and effect.

Accompanying Financial Data and Other Information:

•	Summary Financial Statements and Common Stock Statistics

•	About Old Republic

•	Safe Harbor Statement

Financial Supplement:

•	A financial supplement to this news release is available on the Company's website: www.oldrepublic.com

Old Republic International Corporation

Old Republic International Corporation
Summary Financial Statements and Common Stock Statistics (Unaudited)
		June 30,	December 31,	June 30,
	SUMMARY BALANCE SHEETS:	2018	2017	2017
	Assets:
	Cash and fixed maturity securities	$9,675.6	$10,145.9	$9,924.1
	Equity securities	3,271.4	3,265.5	3,181.1
	Other invested assets	124.9	124.9	122.8
	Cash and invested assets	13,072.0	13,536.4	13,228.0
	Accounts and premiums receivable	1,680.2	1,469.7	1,605.6
	Federal income taxes recoverable: Current	-	-	27.3
	Prepaid federal income taxes	114.3	114.3	114.3
	Reinsurance balances recoverable	3,630.2	3,371.8	3,486.5
	Sundry assets	957.3	911.1	895.1
	Total	$19,454.2	$19,403.5	$19,357.1
	Liabilities and Shareholders' Equity:
	Policy liabilities	$2,432.9	$2,176.3	$2,301.7
	Claim reserves	9,392.5	9,237.6	9,386.6
Federal income tax payable:	Current	8.0	6.5	-
	Deferred	33.7	100.5	79.4
	Debt	974.4	1,448.7	1,526.1
	Sundry liabilities	1,508.9	1,700.5	1,412.3
	Shareholders' equity	5,103.4	4,733.3	4,650.8
	Total	$19,454.2	$19,403.5	$19,357.1

Old Republic International Corporation

		Quarters Ended		Six Months Ended		Fiscal Twelve Months Ended
	SUMMARY INCOME STATEMENTS:	June 30,		June 30,		June 30,
		2018	2017	2018	2017	2018	2017
	Net premiums and fees earned	$1,420.2	$1,362.8	$2,750.6	$2,663.9	$5,626.5	$5,437.5
	Net investment income	106.9	101.0	212.7	202.3	419.8	398.1
	Other income	30.1	28.2	60.7	55.8	107.2	109.1
	Net realized investment gains (losses) from actual sale transactions	32.0	6.8	47.5	21.7	237.4	43.7
	Unrealized investment gains (losses) from changes in fair value of equity securities	41.3	-	(110.6)	-	(110.6)	-
	Total revenues	1,630.7	1,499.0	2,961.1	2,943.8	6,280.4	5,988.5
	Claim costs	607.3	614.8	1,201.4	1,178.2	2,501.9	2,359.2
	Sales and general expenses	766.6	721.7	1,494.7	1,422.0	3,068.5	2,902.0
	Interest and other costs	10.0	16.0	24.4	32.5	54.9	61.3
	Total expenses	1,384.0	1,352.7	2,720.5	2,632.8	5,625.4	5,322.7
	Pretax income (loss)	246.6	146.3	240.6	311.0	654.9	665.8
	Income taxes (credits)	48.8	44.6	38.7	96.2	107.3	208.1
	Net income (loss)	$197.7	$101.6	$201.8	$214.7	$547.6	$457.6

	COMMON STOCK STATISTICS:
Net income (loss):	Basic	$.66	$.39	$.70	$.82	$1.98	$1.76
	Diluted	$.66	$.35	$.68	$.74	$1.85	$1.58
	Components of earnings per share:
	Basic, net operating income (loss)	$.47	$.37	$.87	$.77	$1.34	$1.65
	Realized investment gains (losses) from actual sale transactions	.08	.02	.13	.05	.96	.11
	Unrealized investment gains (losses) from changes in fair value of equity securities	.11	-	(.30)	-	(.32)	-
	Basic net income (loss)	$.66	$.39	$.70	$.82	$1.98	$1.76
	Diluted, net operating income (loss)	$.47	$.34	$.85	$.70	$1.26	$1.49
	Realized investment gains (losses) from actual sale transactions	.08	.01	.12	.04	.88	.09
	Unrealized investment gains (losses) from changes in fair value of equity securities	.11	-	(.29)	-	(.29)	-
	Diluted net income (loss)	$.66	$.35	$.68	$.74	$1.85	$1.58
	Cash dividends on common stock	$.1950	$.1900	$.3900	$.3800	$1.7700	$.7550
	Book value per share					$17.08	$17.81
	Common shares outstanding:
	Average basic	299,738,944	261,080,770	289,117,369	260,973,860	276,206,495	260,767,451
	Average diluted	301,075,469	298,313,246	301,329,249	298,367,533	300,929,733	298,047,112
	Actual, end of period					302,459,507	263,687,811

SUMMARY STATEMENTS OF COMPREHENSIVE INCOME (LOSS):
	Net income (loss) as reported	$197.7	$101.6	$201.8	$214.7	$547.6	$457.6
	Post-tax net unrealized gains (losses)	(50.6)	5.6	(168.4)	48.1	(142.7)	(9.5)
	Other adjustments	(2.9)	1.8	(6.1)	3.4	(18.0)	(2.1)
	Net adjustments	(53.6)	7.5	(174.6)	51.6	(160.8)	(11.7)
	Comprehensive income (loss)	$144.1	$109.1	$27.2	$266.4	$386.8	$445.9

Old Republic International Corporation

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest publicly held insurance organizations. It is a member of the Fortune 500 listing of America’s largest companies. Its most recent financial statements reflect consolidated assets of approximately $19.45 billion and common shareholders' equity of $5.10 billion, or $17.08 per share. Its current stock market valuation is approximately $6.17 billion, or $20.43 per share.

The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity coverages has devolved to a run-off operating mode in recent years. Old Republic’s general insurance business ranks among the nation’s 50 largest, while its title insurance operations are the third largest.

The nature of Old Republic's business requires that it be managed for the long run. For the 25 years ended in 2017, the Company's total market return, with dividends reinvested, has grown at a compounded annual rate of 9.1% per share. For the same period, the total market return, with dividends reinvested, for the S&P 500 Index has grown at a 9.7% annual compound rate. During those years, Old Republic's shareholders' equity account, inclusive of cash dividends, has risen at an average annual rate of 9.2% per share, and the regular cash dividend has grown at an 8.7% annual compound rate.

According to the most recent edition of Mergent's Dividend Achievers, Old Republic is one of just 96 qualifying companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth. Moreover, Old Republic has paid a cash dividend without interruption since the World War II year of 1942 (77 years), and it has raised the annual cash dividend pay-out for each of the past 37 years.

Special Conference Call Information

Old Republic has scheduled a special conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its second quarter 2018 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

•	Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively

•	The call can also be accessed by phone at 800-401-3551.

Interested parties may also listen to a replay of the call through August 2, 2018 by dialing 844-512-2921, passcode 7418814, or by accessing it on Old Republic International's website through August 26, 2018.

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2017 Form 10-K Annual Report and Part II, Item 1A - Risk Factors, of the Company's recent Form 10-Q filings to the Securities and Exchange Commission, which Items are specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For Old Republic's latest news releases and other corporate documents: Please visit us at www.oldrepublic.com

Alternatively, please write or call: Investor Relations Old Republic International Corporation 307 North Michigan Avenue • Chicago, IL 60601 312-346-8100